UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

LIQUIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39724	85-1710962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, in December 2023, Liquidia Corporation, a Delaware Corporation (the “Company”), filed a request for Judge Andrews of the U.S. District Court for the District of Delaware (the “Delaware District Court”) to set aside the injunction that was instituted in August 2022 tied to litigation filed by United Therapeutics Corporation (“United Therapeutics”) alleging patent infringement of U.S. Patent No. 10,716,793 in Case No. 1:20-cv-00755-RGA (the “Original Hatch-Waxman Litigation”). On April 1, 2024, the Company issued a press release announcing that, on March 28, 2024, Judge Andrews set aside the injunction issued in the Original Hatch-Waxman Litigation. As a result, the U.S. Food and Drug Administration (the “FDA”) is no longer enjoined from issuing final approval of the Company’s New Drug Application (“NDA”) for YUTREPIA (treprostinil) inhalation powder (“YUTREPIA”). United Therapeutics has filed a notice of appeal with respect to Judge Andrews’ decision to set aside the injunction.

In addition, United Therapeutics has filed two separate lawsuits in which it is seeking to obtain new injunctions to prevent the launch of YUTREPIA for the treatment of pulmonary hypertension associated with interstitial lung disease (“PH-ILD”).

In the first action, United Therapeutics filed a lawsuit against the FDA in the U.S. District Court for the District of Columbia (the “D.C. District Court”) (Case No. 24-484), and a motion for a temporary restraining order and preliminary injunction, seeking to prevent the FDA from granting effective approval to the Company’s amended NDA from July 2023 which added the indication to treat PH-ILD. After a hearing was held on March 29, 2024, Judge Bates, who is presiding over this lawsuit in the D.C. District Court, denied United Therapeutics’ motion. The D.C. District Court has scheduled a status conference for April 2, 2024, to establish a process for United Therapeutics’ claims to be reevaluated after the FDA acts on the Company’s amended NDA.

In the second action, United Therapeutics filed a lawsuit against the Company in Delaware District Court (Case No. 23-975) alleging that YUTREPIA would infringe U.S. Patent No. 11,826,327, which was issued in November 2023. United Therapeutics has filed a motion for a preliminary injunction to block the Company from launching YUTREPIA for PH-ILD. Briefing on United Therapeutics’ motion remains in process.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release of Liquidia Corporation, dated April 1, 2024.
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 1, 2024	Liquidia Corporation

	By:	/s/ Michael Kaseta
Name: Michael Kaseta
Title: Chief Financial Officer and Chief Operating Officer